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                                                                 EXHIBIT 4.28



                                LETTER AMENDMENT

                           Dated as of May 12, 1995


TO THE PARTIES NAMED IN APPENDIX I HERETO:

         Reference is made to the Note Purchase Agreement as of August 1, 1989 (as from time to time amended, the "Note Purchase Agreement") pursuant to which Northwestern National Life Insurance Company, Northern Life Insurance Company, Confederation Life Insurance Company, and Beneficial Standard Life Insurance Company (collectively, the "Noteholders") hold the 9.96% Senior Notes of LDI Corporation (the "Company") dated August 11, 1989 in the aggregate original principal amount of $20,000,000 (the "Notes"). The Noteholders are the registered holders of 100% of the outstanding principal amount of the Notes as reflected in the Note Register required to be maintained by the Company pursuant to paragraph 8 of the Note Purchase Agreement. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Note Purchase Agreement.

         1. Payment of Principal on the Notes. The principal payment on the Notes in the aggregate principal amount of $6,136,574.38 due on May 15, 1995, shall be deferred until May 31, 1995. Interest on the Notes shall continue to be payable on the 10th day of each month.

         2. Conditions Precedent. The effectiveness of the foregoing amendments to the Note Purchase Agreement and Notes shall be subject to the satisfaction of the following conditions:

         (a). The Noteholders shall have received an Acknowledgment executed by LDI Ohio in the form of Exhibit A.

         (b) The expiration date of the Bank Credit Agreement shall have been extended until May 31, 1995

         3. Miscellaneous. Except as specifically amended hereby, all terms and provisions of the Note Purchase Agreement and all other documents and instruments related thereto shall remain in full force and effect with no other modification or waiver. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


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        If you agree to amending the Note Purchase Agreement in the manner set forth above, please so indicate by executing the form of acknowledgment set forth below. This Amendment shall then take effect as of the date hereof upon satisfaction of the conditions set forth in paragraph 2 hereof.



                                       Very truly yours,

                                       LDI CORPORATION


                                       By; ___________________________________

                                         Its__________________________________


Agreed to and accepted as of
the date first-above mentioned.

NORTHWESTERN NATIONAL LIFE
   INSURANCE COMPANY


By __________________________

 Its_________________________

NORTHERN LIFE INSURANCE COMPANY



By___________________________

 Its_________________________

CONFEDERATION LIFE INSURANCE COMPANY


By___________________________

 Its_________________________



                               -2-

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BENEFICIAL STANDARD LIFE INSURANCE
   COMPANY


By________________________________

 Its______________________________


                                      -3-
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                                                                EXHIBIT A

                      ACKNOWLEDGMENT OF LDI OF OHIO, INC.

           The undersigned, LDI of Ohio, Inc., hereby acknowledges and consents to the terms and provisions set forth in the foregoing Letter Amendment dated as of April 28, 1995. The undersigned represents and warrants to the Noteholders (as defined in the foregoing Letter Amendment) that (a) the Guaranty of Payment of Debt, executed and delivered by the undersigned, dated July 29, 1994, and (b) the Amended and Restated Security Agreement, dated as of July 29, 1994 remain the valid and binding obligations of the undersigned, enforceable against it in accordance with their respective terms.


                                                      LDI OF OHIO, INC.


                                                      By_______________________

                                                       Its______________________


Dated:  May 15, 1995